Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of February 14, 2018, is entered into by (i) CoConnect, Inc., a Nevada corporation (the “Assignee”), and (ii) Mastermind Marketing, Inc, a Georgia Corporation (the “Assignor”). The Assignee and the Assignor are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, Assignor owns 100% of all of the limited liability company membership interests and the rights and obligations (“Membership Interest”) of Mastermind Involvement Marketing, LLC, a Georgia limited liability company (the “Company”).

WHEREAS, in connection with the business combination between the Assignee and the Assignor, the Assignor desire to transfer and Assignee desires to acquire the Membership Interest and assume all the obligations of the Company.

NOW, THEREFORE, in consideration of the consideration set forth herein and other good and valuable consideration, Assignor, intending to be legally bound, hereby agree as follows:

1.

Assignor does hereby sells, transfers, assigns, convey and deliver to Assignee all of the Assignor’ rights, titles and interests in and to the Membership Interest, free and clear of any and all claims, mortgages, pledges, liens, security interest, charges or encumbrances.  Contemporaneously with the assignment described in the foregoing sentence, Assignee shall substitute as a member of the Company, and the Assignor hereby withdraws from the Company as a member of the Company.

2.

The Parties hereto agree that the assignment of the Membership Interest, the admission of Assignee as a substitute member of the Company and the resignation of the Assignor as a member of the Company shall not dissolve the Company and that the business of the Company shall continue. This Assignment shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

3.

Assignor hereto agrees to take any and all necessary actions to reflect the admission of Assignee as a substitute member of the Company and the resignation of the Assignor as member of the Company.

4.

The Assignee herby assumes all of the duties, obligations, and liabilities of the Assignor arising relating to the Company, on and after the date hereof.

5.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Assignment shall be governed by, construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

ASSIGNOR:

 MASTERMIND MARKETING, INC

By: /s/ Daniel A. Dodson, Jr.

Daniel A. Dodson, Jr.

ASSIGNEE:

COCONNECT, INC.

By: /s/ Bennett J. Yankowitz

Bennett J. Yankowitz, President and sole Director

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